Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 2, 2020, relating to the financial statements of Sorrento Therapeutics, Inc., and the effectiveness of Sorrento Therapeutics, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Sorrento Therapeutics, Inc. for the year ended December 31, 2019.

/s/ DELOITTE & TOUCHE LLP

San Diego, CA

October 22, 2020